EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 13, 2004, except for Note J as to which the date is February 9, 2004, relating to the financial statements and financial statement schedule of Teradyne, Inc., which appears in Teradyne, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 18, 2004